Exhibit (a)(xvii)

TEKLA HEALTHCARE INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, upon the death of Oleg M. Pohotsky on July 13, 2022, Tekla Healthcare Investors (the “Fund”) issues this notice in accordance with the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on October 31, 1986, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee death, the six Trustees of the Tekla Healthcare Investors are:

Jeffrey A. Bailey	100 Federal Street, 19th Floor
Boston, MA 02110

Kathleen L. Goetz	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

W. Mark Watson	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 14th day of July, 2022, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary